UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2007
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2007, Itron, Inc. (Itron) signed a stock purchase agreement to acquire Luxembourg-based Actaris Metering Systems (Actaris) for €800 million, plus the retirement of approximately €445 million in debt. At an exchange rate of 1.30 to the U.S. dollar, this totals approximately $1.6 billion.

The acquisition of Actaris, which is expected to close in the second quarter of 2007, will be funded by approximately $1.1 billion of fully-committed senior secured debt facilities, the net proceeds of a private placement of $235 million of common stock and cash on hand.

The acquisition is not subject to U.S. regulatory review. However, it will be subject to review by several regulatory bodies in countries outside the United States, including Ukraine, Germany, Brazil, Spain and Portugal, which require filings regardless of competitive product overlap.

Item 8.01 Other Events.

Itron agreed to sell 4,086,958 shares of common stock at $57.50 per share in a private placement. Settlement is expected March 1, 2007, subject to customary closing conditions. Itron is furnishing the following information, which was used in connection with the private placement:

o	A copy of the press release dated February 25, 2007 announcing the acquisition of Actaris; and
o	Other Actaris acquisition announcement information.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description

99.1	Press Release for Actaris Acquisition dated February 25, 2007.
99.2	Other Actaris Acquisition Announcement Information
99.3	Press Release announcing Private Placement of Equity dated February 25, 2007

The information presented in this Current Report on Form 8-K contains forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in Itron, Inc.’s Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect including the expectation that the private placement and the acquisition will be completed as scheduled, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated: February 25, 2007	By: /s/ Steven M. Helmbrecht
Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release for Actaris Acquisition dated February 25, 2007.
99.2	Other Actaris Acquisition Announcement Information
99.3	Press Release announcing Private Placement of Equity dated February 25, 2007